ARTICLES OF INCORPORATION


Corporation Name:     MONET ENTERTAINMENT GROUP, LTD.

Principal Business Address:222 Milwaukee Street,Suite 304,Denver, CO 80206

Cumulative voting shares of stock is authorized:    Yes ____      No __x__

If duration is less than perpetual enter number of years __________________

Preemptive rights are granted to shareholders:        Yes ____    No __x__

Stock information:

 Stock Class:  Common   Authorized Shares: 25,000,000   Par Value: None
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 Stock Class:  Preferred    Authorized Shares: 25,000,000   Par Value: None
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The name of the  initial registered agent and the address of the registered office is:

  Last Name:  Replin               First & Middle Name: Stephen David

  Street Address: 222 Milwaukee Street, Suite 304, Denver, Colorado  80206
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  The undersigned consents to the appointment as the initial registered agent.

      Signature of Registered Agent: /s/ Stephen Replin

      These articles are to have a delayed effective date of:

      Incorporators: Names and addresses

            Name                          Address

         Stephen D. Replin                 222 Milwaukee St., Suite 304
                                           Denver, Colorado  80206

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Incorporators who are natural persons must be 18 years or more. The undersigned,
acting  as   incorporator(s)  of  a  corporation  under  the  Colorado  Business
Corporation Act, adopt the above Articles of Incorporation.

Signature: /s/ Stephen Replin     Signature: _________________________